Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

FOURTH QUARTER & FULL YEAR FISCAL 2014 EARNINGS

Closed Record $44.2 Million in New Loan Originations in the Fourth Quarter

Declares Monthly Distributions of $0.067 Per Share for a Total of $0.201 Per Share for

Second Quarter Fiscal 2015, Equal to Annualized Distribution Rate of $0.80 Per Share

Greenwich, CT, September 15, 2014 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the fourth quarter and full year of fiscal 2014 ended June 30, 2014.

Financial Highlights for the Fourth Quarter of Fiscal 2014

➢	New originations and expansion of facilities to existing borrowers totaled $44.2 million, including five new portfolio companies, during the three months ended June 30, 2014. The Company recorded no repayments or realizations during the fourth quarter.
➢	Total investment income was $3.4 million, an increase of 3.0% compared to $3.3 million for the three months ended June 30, 2013.
➢	Net investment income was $1.5 million, or $0.15 per share, compared to $1.4 million, or $0.18 per share, for the three months ended June 30, 2013.
➢	Net realized and unrealized losses were $9.0 million, or $0.88 per share. Unrealized losses on investments were $9.0 million, or $0.88 per share.
➢	Unrealized losses resulted in a net decrease in net assets from operations of $7.5 million, or $0.73 per share.
➢	Net asset value was $6.38 per share at June 30, 2014.
➢	Per share amounts are based on approximately 10.3 million weighted average shares outstanding compared to 7.6 million weighted average shares outstanding for the fourth quarter of fiscal 2013, reflecting the common equity offerings completed in January, February, and June, 2014.
➢	Total portfolio investments at June 30, 2014 were $125.2 million compared to $88.2 million at June 30, 2013 and $90.1 million at March 31, 2014.
➢	Weighted average portfolio interest rate was 11.27% at June 30, 2014.
➢	At June 30, 2014, 88% of portfolio company investments were first lien senior secured loans.

On September 8, 2014, the Board of Directors declared monthly distributions for the second quarter of fiscal 2015 as follows:

Record Date	Payment Date	Per Share Amount
October 31, 2014	November 14, 2014	$0.067
November 28, 2014	December 15, 2014	$0.067
December 31, 2014	January 15, 2015	$0.067

These distributions equate to a $0.804 annualized distribution rate, or a current annualized yield of 11.2%, based on the closing price of the Company’s common stock of $7.20 per share on September 12, 2014.

Management Commentary

“In fiscal 2014, we believe Full Circle Capital made significant progress by successfully expanding and diversifying its investment platform,” said John Stuart, Chairman and Co-Chief Executive Officer of Full Circle Capital Corporation. “During the year we added Gregg Felton, an experienced credit veteran, as Chief Investment Officer of Full Circle Advisors and as President and Co-CEO of the Company. We raised capital in both the debt and equity capital markets through efficient issuances and most recently amended and expanded our senior revolving line of credit. With these pieces in place, we believe that Full Circle Capital has enhanced its competitive positioning in our target middle market. We ended the year with the largest investment portfolio ($125.2 million) since our initial public offering four years ago and with the greatest quarterly origination volume in our history during the fourth fiscal quarter ($44.2 million).”

Gregg Felton commented, “Since I joined Full Circle Capital last November, we have successfully increased the pipeline of attractive investment opportunities and have expanded the investment team with several important additions. We believe that our expanded investment team will allow us to continue to increase the pace of production as we have only recently begun to build a more robust pipeline of investment opportunities in the healthcare and real estate verticals. We have also broadened our investment approach to include increased participation in privately originated club deals as well as secondary purchases which allow us to opportunistically exploit market inefficiencies."

"We are pleased with the recent portfolio growth and believe we are well positioned for significant additional growth while we work to resolve certain legacy issues in our portfolio. As we continue to scale our business, we expect to benefit from increasing operational efficiencies. In order to accelerate the realization of these efficiencies, Full Circle Advisors has agreed to reimburse Full Circle Capital for operating expenses above 1.50% in fiscal 2015 and above 1.75% in fiscal 2016 and beyond. We believe the Company’s operating expenses will then be at a level more consistent with its larger industry peers. With the portfolio growth we anticipate, we believe that our shareholders will directly benefit from increased diversification as well as the additional operating expense efficiencies."

Fourth Quarter Fiscal 2014 Results

The Company’s net asset value at June 30, 2014 was $6.38 per share. During the quarter, the Company generated $2.9 million of interest income. Income from fees and other sources totaled $0.5 million. The Company recorded net investment income of $1.5 million, or $0.15 per share. Net realized and unrealized losses were $9.0 million, or $0.88 per share. Net decrease in net assets from operations was $7.5 million, or $0.73 per share. Per share amounts for the quarter ended June 30, 2014 are based on approximately 10.3 million weighted average shares outstanding compared to 7.6 million weighted average shares outstanding for the quarter ended June 30, 2013. This increase reflects the common equity offerings that Full Circle Capital completed in January, February, and June 2014.

During the quarter, new originations and expansion of facilities to existing borrowers was $44.2 million, including five new loan facilities totaling $35.3 million. There were no repayments or realizations from portfolio companies during the three month period.

At June 30, 2014, the Company’s portfolio included debt investments in 26 companies. The average portfolio company debt investment at June 30, 2014 was $4.3 million. The weighted average interest rate on debt investments was 11.27%. At fair value, 88% of portfolio investments were first lien loans, 6% were second lien loans and 6% were equity investments. Approximately 82% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 60% at June 30, 2014 compared to 64% at March 31, 2014 and 60% at June 30, 2013.

Subsequent Events

On July 17, 2014, the Company closed a registered direct common stock offering, receiving gross proceeds of approximately $3.7 million. This offering was accretive to net asset value as it was priced at a 2.8% premium to Full Circle’s last reported net asset value of $7.20 per share.

On July 17, 2014, the Company closed an offering of 8.25% fixed-rate notes due 2020 (the “Notes”). The Notes offering consisted of $12,500,000 in aggregate principal amount of the Notes and were sold at price of $25.375 plus accrued interest from June 30, 2014, a premium to par value of $25.00 per Note, for total gross proceeds of approximately $12.7 million. The Notes are a further issuance of, rank equally in right of payment with, and form a single series with the $21.1 million of currently outstanding Notes that will mature on June 30, 2020, and may be redeemed in whole or in part at any time or from time to time at our option on or after June 30, 2016. The Notes are listed on the NASDAQ Global Market and trade under the trading symbol “FULLL.”

On July 23, 2014, the Company closed on approximately $0.4 million of a $3.0 million senior secured revolving line of credit to Medinet Investments, LLC, a medical liability claims factoring company. The credit facility bears interest at LIBOR plus 13.00% with a LIBOR floor of 0.50% and has a final maturity of July 23, 2017.

On August 13, 2014, the Company funded approximately $1.0 million of a $1.25 million revolving term loan and $3.2 million of a $5.75 senior secured term loan to U.S. Oilfield Company, LLC, an oil and gas field services company. The Company funded an additional $1.9 million, net, during September 2014 under the credit facility. The credit facility bears interest at LIBOR plus 12.50% and has a final maturity of August 13, 2017.

On August 19, 2014, the Company purchased approximately $4.0 million of a $210 million senior secured note to US Shale Solutions, Inc., an oil and gas field services company. The credit facility bears interest at 12.50% and has a final maturity of September 1, 2017.

On September 3, 2014 the senior secured credit facility with US Path Labs, LLC was paid off at par plus accrued interest and fees for total proceeds of $3.6 million.

On September 12, 2014, the Company entered into an amendment to its revolving credit facility with Santander Bank, N.A. to increase the size of the facility from $45 million to $60 million and to provide for additional criteria for eligibility of loans under the borrowing base under the credit facility.

Conference Call Details

Management will host a conference call to discuss these results on Tuesday, September 16, 2014 at 10:00 a.m. EDT. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 96486496.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. EDT on September 16, 2014 until 11:59 p.m. EDT on September 19, 2014 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 96486496. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John Stuart, Co-Chief Executive Officer	Stephanie Prince
Gregg J. Felton, Co-Chief Executive Officer	Jody Burfening
Full Circle Capital Corporation	LHA
(203) 900 – 2100	212-838-3777
info@fccapital.com	sprince@lhai.com

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	June 30, 2014	June 30, 2013

Assets
Control Investments at Fair Value (Cost of $20,253,149 and $18,139,543, respectively)	$17,539,057	$19,115,440
Affiliate Investments at Fair Value (Cost of $20,177,115 and $17,954,622, respectively)	14,588,417	16,547,903
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $123,605,311 and $53,220,538, respectively)	118,063,285	52,511,158
Total Investments at Fair Value (Cost of $164,035,575 and $89,314,703, respectively)	150,190,759	88,174,501

Cash	—	18,029,115
Deposit with Broker	2,525,000	—
Interest Receivable	1,016,726	1,097,970
Principal Receivable	207,233	104,768
Dividends Receivable	—	36,705
Due from Affiliate	4,273	—
Due from Portfolio Investment	135,288	105,030
Receivable from Notes Offering	—	2,299,704
Prepaid Expenses	57,470	61,198
Other Assets	750,326	1,437,273
Deferred Offering Expenses	—	86,834
Deferred Debt Issuance Costs	947,937	1,086,895
Deferred Credit Facility Fees	449,350	543,846

Total Assets	156,284,362	113,063,839

Liabilities
Due to Affiliates	891,966	728,371
Bank Overdraft	821,316	—
Accounts Payable	154,771	471,297
Accrued Liabilities	30,086	10,172
Due to Broker	25,000,221	—
Payable for Investments Acquired	24,900,172	—
Dividends Payable	766,683	582,842
Interest Payable	45,254	134,167
Other Liabilities	1,076,800	358,696
Accrued Offering Expenses	35,828	—
Line of Credit	8,435,463	25,584,147
Notes Payable 8.25% due June 30, 2020	21,145,525	21,145,525
Distribution Notes	—	3,404,583

Total Liabilities	83,304,085	52,419,800

Net Assets	$72,980,277	$60,644,039

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 11,443,034 and 7,569,382 issued and outstanding, respectively)	$114,430	$75,694
Paid-in Capital in Excess of Par	92,103,666	66,319,579
Distributions in Excess of Net Investment Income	(131,251)	(200,200)
Accumulated Net Realized Losses	(5,261,752)	(4,410,832)
Accumulated Net Unrealized Losses	(13,844,816)	(1,140,202)
Net Assets	$72,980,277	$60,644,039

Net Asset Value Per Share	$6.38	$8.01

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Year Ended June 30,
	2014	2013	2014	2013
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments	$1,647,626	$1,790,960	$6,486,729	$7,400,633
Interest Income from Affiliate Investments	716,812	637,255	2,701,361	1,587,281
Interest Income from Control Investments	511,258	470,459	1,963,407	1,504,343
Dividend Income from Control Investments	—	36,706	114,704	223,474
Other Income from Non-Control/Non-Affiliate Investments	524,348	302,146	2,490,900	1,136,661
Other Income from Affiliate Investments	4,436	80,054	16,592	143,631
Other Income from Control Investments	12,500	12,500	50,000	50,000
Total Investment Income	3,416,980	3,330,080	13,823,693	12,046,023

Operating Expenses
Management Fee	475,595	389,946	1,631,694	1,431,851
Incentive Fee	370,132	338,427	1,511,362	1,339,833
Total Advisory Fees	845,727	728,373	3,143,056	2,771,684

Allocation of Overhead Expenses	38,422	84,552	180,737	310,412
Sub-Administration Fees	50,000	50,000	200,000	223,429
Officers’ Compensation	75,529	75,222	301,925	300,736
Total Administration Fees	163,951	209,774	682,662	834,577

Directors’ Fees	41,250	38,125	127,625	124,500
Interest Expenses	630,917	640,103	2,693,487	1,854,495
Professional Services Expense	143,252	183,065	610,362	567,126
Bank Fees	10,775	4,134	56,184	16,429
Tax Expenses	—	109	—	4,369
Other	100,581	161,875	479,596	492,262

Total Net Operating Expenses	1,936,453	1,965,558	7,792,972	6,665,442

Net Investment Income	1,480,527	1,364,522	6,030,721	5,380,581
Net Change in Unrealized Gain (Loss) on Investments	(9,006,140)	657,754	(12,704,614)	2,636,310
Net Realized Gain (Loss) on:
Investments	(1,152)	(168,640)	(947,601)	(4,215,748)
Foreign Currency Transactions	(63)	—	(901)	—
Net Realized Gain (Loss)	(1,215)	(168,640)	(948,502)	(4,215,748)
Net Increase in Net Assets Resulting from Operations	$(7,526,828)	$1,853,636	$(7,622,395)	$3,801,143

Earnings per Common Share Basic and Diluted	$(0.73)	$0.24	$(0.88)	$0.54
Net Investment Income per Common Share Basic and Diluted	$0.15	$0.18	$0.71	$0.77
Weighted Average Shares of Common Share Outstanding Basic and Diluted	10,269,882	7,569,382	8,698,814	7,018,286

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Year Ended June 30, 2014	Year Ended June 30, 2013		Year Ended June 30, 2012	For the period from August 31, 2010 (commencement of operations) to June 30, 2011

Per Share Data (1) (4):
Net asset value at beginning of period	$8.01	$8.59		$9.08	$9.40
Accretion (dilution) from offering	0.03 (3)	(0.18	)(2)	—	—
Offering costs	(0.04)	(0.02)		—	(0.04)
Net investment income (loss)	0.71	0.77		0.78	0.70
Change in unrealized gain (loss)	(1.36)	0.37		(0.32)	(0.29)
Realized gain (loss)	(0.11)	(0.60)		(0.03)	0.06
Dividends declared (5)	(0.86)	(0.92)		(0.92)	(0.75)
Net asset value at end of period	$6.38	$8.01		$8.59	$9.08

(1)	Financial highlights are based on weighted average shares outstanding.
(2)	Dilution from offering is based on the change in net asset value from a follow-on offering on November 27, 2012.
(3)	Accretion from offering is based on the net change in net asset value from the follow-on offerings on January 14, 2014, February 27, 2014, and June 19, 2014.
(4)	Financial highlights for the period from April 16, 2010 (inception) through June 30, 2010 are not presented as the Company’s operations were limited to organization and offering activities only.
(5)	Includes return of capital of $0.17, $0.14, and $0.12 for the years ended June 30, 2014, June 30, 2013, and June 30, 2012, respectively.